EXHIBIT 10.1
LIBERTY GLOBAL, INC.
COMPENSATION POLICY
FOR
NONEMPLOYEE DIRECTORS
(As Amended and Restated Effective June 7, 2006)
     The board of directors (the “Board”) of Liberty Global, Inc. (the “Corporation”) has deemed it advisable and in the best interest of the Corporation to provide the following compensation package to each director of the Corporation who is not an employee of the Corporation or any subsidiary of the Corporation (a “Nonemployee Director”) solely in consideration for such person agreeing to serve as a Nonemployee Director of the Board.
     Annual Fees: For each full year of service as a Nonemployee Director, a fee for such service of $20,000 will be paid to each Nonemployee Director. For each full year of service as Chairperson of the Audit Committee, the Compensation Committee or the Nominating and Corporate Governance Committee, a fee for such service of $25,000, $5,000 and $5,000, respectively, will be paid. Annual fees will be payable in arrears in four equal quarterly installments at the end of each calendar quarter (prorated in the case of a director who serves as a Nonemployee Director or as Chairperson of a Committee for only a portion of a calendar quarter) in (i) cash or (ii) subject to the terms and conditions set forth in the Liberty Global, Inc. 2005 Nonemployee Director Incentive Plan (As Amended and Restated Effective March 8, 2006) (the “Director Plan”), shares of the Corporation’s common stock.
     Meeting Fees: A fee of $1,500 for attendance (in person or by conference telephone) at each in person meeting, and $750 for each telephonic meeting, of the Board or a Board Committee of which such director is a member will be paid to each Nonemployee Director. Meeting fees will be payable in arrears at the end of each calendar quarter in cash only. For Nonemployee Directors whose residence is located outside of the United States, an additional fee of $10,000 will be paid, and for Nonemployee Directors whose residence is located east of the Mississippi River in the United States, an additional fee of $4,000 will be paid, for each in person meeting of the Board held at the Corporation’s offices in Colorado that is attended in person by such Nonemployee Director.
     Initial Option Grant: An initial grant of options to purchase 10,000 shares of the Corporation’s Series A common stock (“Series A Stock”) and 10,000 shares of the Corporation’s Series C common stock (“Series C Stock”) will be made to each Nonemployee Director, pursuant to the Director Plan and the related form of Nonemployee Director Non-Qualified Stock Option Agreement, on first being elected or appointed to the Board. Each Series A option subject to the grant will have an exercise price per share equal to the Fair Market Value (as defined in the Director Plan) of a share of Series A Stock, and each Series C option subject to the grant will have an exercise price per share equal to the Fair Market Value of a share of the Corporation’s Series C Stock, in each case, on the date of the grant.

     Annual Equity Grant: On the date of each annual meeting of the stockholders of the Corporation, each Nonemployee Director who served as a Nonemployee Director immediately prior to such annual meeting of stockholders and will continue to serve as a Nonemployee Director following such annual meeting will be granted, at such Nonemployee Director’s election, either (a) options to purchase 10,000 shares of Series A Stock and 10,000 shares of Series C Stock or (b) options to purchase 5,000 shares of Series A Stock and 5,000 shares of Series C Stock, a number of restricted shares of Series A Stock (rounded up to the next higher whole share amount in the case of fractional shares) with an aggregate Fair Market Value on the date of such annual meeting equal to the total Option Value of the 5,000 Series A options, and a number of restricted shares of Series C Stock (rounded up to the next higher whole share amount in the case of fractional shares) with an aggregate Fair Market Value on the date of such annual meeting equal to the total Option Value of the 5,000 Series C options. Each Series A option subject to the annual grant will have an exercise price per share equal to the Fair Market Value of a share of Series A Stock, and each Series C option subject to the annual grant will have an exercise price per share equal to the Fair Market Value of a share of Series C Stock, in each case on the date of such annual meeting of stockholders. The Option Value of each Series A option and Series C option will be determined as of the date of the applicable annual stockholders meeting using the same valuation methodology as the Corporation uses to determine the value of other option grants for financial statement reporting purposes in accordance with Statement of Financial Accounting Standards (SFAS) No. 123(R) (revised 2004) or any other then applicable accounting standard. A Nonemployee Director’s election to receive stock options or a combination of stock options and restricted shares shall be made by notifying the Corporation of such election by no later than the second business day preceding the date of the applicable annual stockholders meeting. If a Nonemployee Director fails to make a timely election with respect to any annual grant, he or she will be deemed to have elected to receive the combination of options and restricted stock.
     Vesting: Options will vest as to one-third of the option shares on the date of the first annual meeting of stockholders following the grant date (or, if later, the six-month anniversary of the grant date) and as to an additional one-third of the option shares on the date of each annual meeting of stockholders thereafter, provided, in each case, that the Nonemployee Director continued to serve as a Nonemployee Director immediately prior to the applicable meeting. Restricted shares will vest in full on the date of the first annual meeting of stockholders following the grant date, provided that the Nonemployee Director continued to serve as a Nonemployee Director immediately prior to such meeting. Notwithstanding the foregoing, if a Nonemployee Director’s service as a Nonemployee Director terminates by reason of Disability (as defined in the Director Plan) or a Nonemployee Director dies while serving as a Nonemployee Director, all then outstanding options and restricted shares held by such Nonemployee Director will vest and become exercisable in full on the date of such termination of service.
     Award Agreement: Each equity award pursuant to this policy will be evidenced by and subject to the terms, conditions and limitations of, the Corporation’s then standard award agreement, which shall be consistent with the terms and conditions described above and of the Director Plan.